EXHIBIT E-14

BALANCE SHEET AND CONDENSED INCOME STATEMENT

For

SIX-MONTH PLERIOD ENDING JUNE 30, 2000

NeuroGenesis, Inc CONDENSED INCOME STATEMENT Page 1 For the 1 Period Ending June 30, 2000
	YTD Actual	%
INCOME FROM SALES
beCALM'd Sales	156,261	59.6
NeuRecover-DA Sales	38,173	14.5
NeuRecover-SA Sales	10,648	4
Neuro Slim	7,528	2.8
Ultratrend	1,577	0.6
Inca Gold (60 Capsules)	1,761	0.6
Booklets - Nautral Path ...	0	**
Manuals	0	**
Books & Manuals	0	**
S&H Charged to Customer	0	**
Royalty Income	1,717	0.6
Misc. Income	45,385	17.3
Sales Returns	(740)	0.2

Total Sales	262,311	100

COST OF GOODS SOLD
beCALMtd	34,197	13
NeuRecover-DA	8,631	3.2
NeuRecover-SA	2,351	0.9
NeuroSlim - 1 80 Cap	2,396	0.9
Utratrend	445	0.1
Inca Gold 60 Cap	238	**
Books and Manuals	(153)	**
Misc. Cost Of Goods Sold	1,432	0.5
Total Manufacturing Costs	49,536	18.9
Inventory Loss <Gain>	1,718	0.6
Total Costs Of Goods Sold	51,254	19.5
	=======
GROSS MARGIN	211,057	80.5

G & A EXPENSES
Directors' Fees	500	0.1
Travel & Entertainment	0	**
Public Relations	3	**
Financing Costs	0	**
Patent Expense	1,820	0.6
Bank Charges	1,575	0.6
Amort. Expense - Patents	274	0.1
Stock Transfer Exp.	77	**
Salaries & C.O.E. - G & A	0	**
Facilities Expenses
Office Rental	10,404	3.9
Utilities	0	**
Local Telephone	461	0.1
L.D. Telephone	1,541	0.5
Bookkeeping & Acctg Expense	0	**
Travel & Entertainment	447	0.1
Office Supplies	303	0.1

NeuroGenesis, Inc CONDENSED INCOME STATEMENT Page 2 For the 1 Period Ending June 30, 2000
	YTD Actual	%
Copier Expense	1,406	0.5
Fax Expense	19	**
Depr Exp Computers	1,043	0.4
Depr. Exp. - Furn. & Fixtures	209	**
Postage	328	0.1
Computer Supplies	1,742	0.6
Computer Software	0	**
Audit	6,400	2.4
Legal	26,607	10.1
Insurance Expense	1,535	0.5
organizational Expense	0	**
Taxes	541	0.2
Misc. G & A	211	**

Total G & A Expenses	57,445	21.9

MARKETING EXPENSES
Salaries & Cost of Employment	25,061	9.5
Total Commissions Paid	73,367	27.9
Credit Card Expense	4,897	1.8
New Product Research	0	**
Conventions	0	**
Supplies, general	0	**
Sales Aids	2,126	0.8
Postage Meter Rent	162	**
Postage	409	0.1
Samples	222	**
Advertising	0	**
L.D. Telephone	2,002	0.7
Pager & Cell Phone	2,220	0.8
Travel & Entertainment	223	**
Market Research	184	**
Bad Debt Expense	3,379	1.2
Total Marketing Expense	114,252	43.5

RESEARCH & DEVELOPEMENT EXPENSES
Total Salaries	0	**
Clinical Trials	0	**
Misc.	0	**
Total R & D Expense	0	**

NeuroGenesis, Inc CONDENSED INCOME STATEMENT Page 3 For the 1 Period Ending June 30, 2000
	YTD Actual	%
MANUFACTURING & DELIVERY EXPENSE
Salaries	0	**
Supplies	0	**
Misc. Mfg Exp.	0	**
Freight OUT	3,598	1.3
Freight IN	1,190	0.4
Prior Year Exp. Paid This Yr	0	**
Total Mfg. and Delivery Exp.	4,788	1.8

OTHER EXPENSE AND (INCOME)
Interest expense (income)	17,156	6.5
Multi-Level Marketing	0	**
Treatment Centers	0	**
Other expense (Income)	255	0.1
Other Income	0	**
Sales discounts	0	**
Miscellaneous	0	**

Total Other Exp. and (inc)	17,411	6.6
	======

Net Income From Operations	17,161	6.5
Assets Acquired From Law Suits	0	**

Extraordinary Exp From Law Suits	0	**
		_______
NET INCOME	17,161	6.5

NeuroGenesis, Inc CONDENSED BALANCE SHEET Page 1 June 30, 2000
ASSETS
CURRENT ASSETS
Cash
Wells Fargo checking	4,052
Bank of America - NGI	49,038
London 7 Schaeffer Escrow Acct	27,093
Petty Cash	0
Undeposited Cash from A/R	0

Total Cash	80,183

Accounts Receivable
Accts Rec - 3N1	16,950
Accts Rec. - NHP	4,140
Loans to Officers & Directors - AS	1,800
AIR Shareholders	0

Total Accounts Receivable	22,890

Inventory
beCALM'd Inventory	14,610
Ultratrend Inventory	152
NeuRecover - SA Inventory	1,621
NeuRecover - DA Inventory	1,005
NeuroSlim Inventory	7,308
Inca Gold Inventory	3,396
Booklets and Manuals	497
Video Tapes	0

Total Inventory	28,590

Deposits and Prepaid's	4,417

Total Current Assets	136,080

FIXED ASSETS
Furniture & fixtures	4,922
Accum deprec-Furn & Fixt	3,055
Computers	10,278
Accum Depr Computers	(4,798)
Machinery	1,443
Accum Depr of Machinery.	(509)
Patents	10,410
Accum Depr on Patents	(666)
Display booths	3,811
Accum Depr of Display booths	(3,811)
Lease Hold Improvement	0

Total Fixed Assets	18,025
	========
Total Assets	154,105

NeuroGenesis, Inc CONDENSED BALANCE SHEET Page 2 June 30, 2000

LIABILITIES
CURRENT LIABILITIES
Trade Accounts payable	17,332
Loans From Officers & Directors	1,38,717
Commissions Payable	1,473
Deposits on Sales	3
Sales tax payable	554
Withheld Taxes Payable	0
Bank Loans	0
Total Current Liabilities	158,079

EQUITY
Common Shares @ $0.025	43,769
Paid in capital	1,780,938
Long Term Debt	155,959
Retained earnings	(1,984,640)

Total Equity	(3,974)

TOTAL LIABILITIES	154,105